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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         Know all men by these presents that each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint Larry W. Johnson his true and lawful attorney with full power of substitution and resubstitution to affix for him and in his name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of Old Florida Bankshares, Inc., a Florida corporation, to a Registration Statement on Form S-4 registering under the Securities Act of 1933, common stock to be issued pursuant to the Agreement and Plan of Merger dated as of December 31, 2002 by and between Old Florida Bankshares, Inc. and Marine Bankshares, Inc., and to any and all amendments, post-effective amendments and exhibits to that Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Fort Myers, Florida, this 20th day of January, 2003.

/s/ Charles Bundschu, III          Director
----------------------------
Charles Bundschu, III

/s/ Joseph E. D'Jamoos             Director
----------------------------
Joseph E. D'Jamoos

/s/ Frank Galeana                  Chairman of the Board of Directors
----------------------------
Frank Galeana

/s/  Elmo J. Hurst                 Director
----------------------------
Elmo J. Hurst

/s/ Karl L. Johnson                Secretary and Director
----------------------------
Karl L. Johnson

/s/ Nicholas J. Panicaro           Executive Vice President, Chief Operating
----------------------------       Officer/Treasurer and Director
Nicholas J. Panicaro